UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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CHROMADEX CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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10005 Muirlands Blvd.

Suite G

Irvine, CA 92618

Dear Stockholder:

Our annual meeting of stockholders will be held at our headquarters, 10005 Muirlands Blvd., Suite G, Irvine, California 92618, at 9:00 a.m., local time, on Thursday, May 20, 2010. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting is described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy card in the postage-paid envelope enclosed for that purpose. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 20, 2010.

Sincerely yours,

FRANK L. JAKSCH JR.

Co-Chairman of the Board of Directors

May 5, 2010

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 20, 2010:

The proxy statement and annual report to security holders are available at

http://www.chromadex.com/ir/proxy2010.pdf

CHROMADEX CORPORATION

10005 Muirlands Blvd.

Suite G

Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2010

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2010 annual meeting of stockholders of ChromaDex Corporation, a Delaware corporation (the “Company”), will be held at 9:00 a.m., local time, on Thursday, May 20, 2010, at the Company’s headquarters located at 10005 Muirlands Blvd., Suite G, Irvine, California 92618, for the following purposes:

1. to elect seven directors to hold office until the next annual meeting of stockholders and thereafter until their successors have been elected and qualified. Our seven nominees are: Mr. Frank L. Jaksch Jr., Mr. Thomas C. Varvaro, Mr. Stephen Block, Mr. Reid Dabney, Mr. Hugh Dunkerley, Mr. Mark S. Germain and Mr. Kevin M. Jaksch;

2. to amend the Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 150,000,000 shares;

3. to amend the Second Amended and Restated 2007 Equity Incentive Plan to, among other revisions, increase the number of shares of the common stock reserved for issuance to 20% of the shares of common stock issued and outstanding;

4. to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011;

5. to transact any other business that may properly come before the annual meeting.

Your Board recommends that you vote “FOR” each of the proposals. Stockholders of record at the close of business on April 20, 2010, are entitled to vote at the annual meeting and any postponement or adjournment thereof.

All stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors,

THOMAS C. VARVARO

Secretary

Irvine, California

May 5, 2010

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF CHROMADEX CORPORATION

TO BE HELD MAY 20, 2010

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of ChromaDex Corporation, a Delaware corporation (the “Company,” “we,” “us,” or “our”) which will be held on Thursday, May 20, 2010 at our headquarters located at 10005 Muirlands Blvd., Suite G, Irvine, California 92618, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	to elect seven directors to our Board of Directors;

•	to amend the Certificate of Incorporation to increase the authorized number of shares of common stock of the Company from 50,000,000 shares to 150,000,000 shares;

•

to amend the Second Amended and Restated 2007 Equity Incentive Plan to, among other revisions, increase the number of shares of the common stock reserved for issuance to 20% of the shares of common stock issued and outstanding;

•	to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011; and

•	to transact any other business that may properly come before the annual meeting.

We sent you these proxy materials because our Board of Directors is requesting that you allow your shares of our common stock to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (the “SEC”), and that is designed to assist you in voting your shares. We began mailing these proxy materials on or about May 7, 2010 to all stockholders of record at the close of business on April 20, 2010.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 20, 2010 are entitled to vote at the annual meeting. As of April 20, 2010, there were 28,838,216 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important. Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting who will also determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and “broker non-votes,” if any, will be counted as present.

How does the Board of Directors recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement;

•	“FOR” approval of the amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 50,000,000 shares to 150,000,000 shares;

•

“FOR” approval of the amendment to the Second Amended and Restated 2007 Equity Incentive Plan to, among other revisions, increase the number of shares of the common stock reserved for issuance to 20% of the shares of common stock issued and outstanding; and

•	“FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

We expect that your broker will have discretionary authority to vote your shares on the proposal for the approval of the amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock for issuance by the Company (Proposal No. 2) and for the ratification of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011 (Proposal No. 4), based on these proposals being routine matters, but not on the proposal to elect directors (Proposal No. 1) or on the amendment to the Second Amended 2007 Equity Incentive Plan to, among other revisions, increase the number of shares of the common stock reserved for issuance to 20% of the shares of common stock issued and outstanding (Proposal No. 3), which are non-routine matters. Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. In addition, a broker is prohibited from voting on, without instruction, proposals that authorize the implementation of any material revision to the terms of any existing equity compensation plan. As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on Proposal No. 1 or Proposal No. 3. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to directors and the equity plan amendment is counted.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

What vote is required to approve each proposal?

Directors are elected by a plurality of the votes present in person or represented by proxy. This means that the seven individuals nominated for election to the Board who receive the most votes will be elected. Approval of the amendment of the Certificate of Incorporation requires the affirmative vote of a majority of our outstanding shares of common stock.

Approval of the amendment of the Second Amended and Restated 2007 Equity Incentive Plan and ratification of McGladrey & Pullen, LLP as our independent registered public accounting firm as well as approval of any other proposals to be brought before the annual meeting, require the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter.

What is the effect of abstentions and broker non-votes and how may I vote my shares?

Election of Directors. The election of directors is a non-routine matter for brokers that hold their clients’ shares in “street name.” The brokers do not have discretion to vote your shares on a non-routine matter. If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions will not be counted in the election of directors. You may vote “For” all nominees, “Withhold” your vote from all nominees, or vote “For” one or more nominees and “Withhold” your vote from the other nominees.

Amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock. We expect that the proposal seeking stockholder approval of the amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock will be eligible for discretionary voting by brokers that hold their clients’ shares in “street name.” Brokers have discretion to vote your shares on a routine matter. Abstentions will have the same effect as a negative vote. You may vote “For”, “Against” or “Abstain” on the proposal to amend the Certificate of Incorporation of the Company.

Amendment to the Second Amended and Restated 2007 Equity Incentive Plan. The amendment to the Second Amended and Restated 2007 Equity Incentive Plan to, among other revisions, revise the number of shares of common stock reserved for issuance to 20% of the shares of common stock issued and outstanding, is a non-routine matter for brokers that hold their clients’ shares in “street name.” Brokers do not have discretion to vote your shares on a non-routine matter. If a quorum is present and voting, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote will be required to approve the amendment to the equity plan. Accordingly, broker non-votes will not have any effect on this proposal since such shares are not considered entitled to vote on this matter. Abstentions will have the same effect as a negative vote. You may vote “For”, “Against” or “Abstain” on the proposal to amend the Second Amended and Restated 2007 Equity Incentive Plan.

Ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm. The ratification of the appointment of an independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The brokers have discretion to vote your shares on a routine matter. Abstentions will have the same effect as a negative vote. You may vote “For”, “Against” or “Abstain” on the proposal of ratifying our independent registered accounting firm.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members, four of whom are independent within the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc. We are proposing to re-elect all seven existing Board members. Consequently, at the annual meeting, a total of seven directors will be elected to hold office until the 2011 annual meeting of stockholders and until their successors have been elected and qualified. Notwithstanding the foregoing, following the annual meeting, in the event the Private Placement is consummated, as defined and further disclosed in Proposal No. 2 “Approval of an Amendment to the Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock,” below, Mr. Thomas C. Varvaro and Mr. Kevin Jaksch will resign from our Board of Directors in favor of two other individuals who will join our Board of Directors. See “Persons Chosen to Become Directors in Connection with the Private Placement,” below.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the seven nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Board of Directors Nominees, Qualifications and Diversity

Pursuant to its charter, the Nominating and Corporate Governance Committee met in April 2010 to consider the knowledge, experience, integrity and judgment of possible candidates for nomination as members of the Board of Directors of the Company. The Committee focused on factors including: broad-based skill-sets and experiences; leadership; proven ability to exercise sound judgment; prominence and reputation in the candidate’s profession; global business and social perspective; concern for the long-term interests of the Company’s shareholders and personal values. In addition, the Committee considered the potential contribution to the diversity of backgrounds, experience and competencies which the Company and its shareholders desire to have represented on the Board of Directors and the ability of the candidate to devote sufficient time and effort to his duties as a director. The Committee reviews, at least annually, the size, structure and membership of the Board of Directors and its underlying committees. In conducting its review, the Committee considers the contributions of existing directors and the overall needs of the Company. In assessing the abilities necessary to meet the overall needs of the Company, the experience set of the directors taken as a whole is reviewed to ensure such needs are met. The experiences required to be reflected by the Board as a whole for the Company include financial expertise, an understanding of the industries in which the Company operates, experience as a director of other public companies, marketing and sales experience, scientific expertise, exposure to mergers and acquisitions, international business experience, as well as independence and diversity. Listed below are the biographical summaries and ages as of the date hereof of individuals nominated for election as directors as well as information about each individual’s qualification and experience that contributes to the overall needs of the Board as determined by the Nominating and Corporate Governance Committee:

Frank L. Jaksch Jr., 41, is a co-founder of ChromaDex and has served as Co-Chairman of the Board and Chief Executive Officer since 2000. Mr. Jaksch oversees strategy, operations and marketing for the Company with a focus on scientific products and pharmaceutical and nutraceutical markets. From 1993 to 1999, Mr. Jaksch served as International Subsidiaries Manager of Phenomenex, a life science supply company where he managed the international subsidiary and international business development divisions. Mr. Jaksch earned a B.S. in Chemistry and Biology from Valparaiso University. Frank L. Jaksch Jr. is the brother of Kevin Jaksch. The Nominating and Corporate Governance Committee believes that Mr. Jaksch’s years of experience working in chemistry-related industries, his extensive sales and marketing background, and his knowledge of international business allow him to bring an understanding of the industries in which the Company operates as well as scientific expertise to the Company and the Board of Directors.

Thomas C. Varvaro, 40, has served as ChromaDex’s Chief Financial Officer since 2004 and Secretary since 2006. He has also served as a director since 2006. Mr. Varvaro oversees operations, accounting, information technology, inventory, distribution, and human resources management for the Company. Mr. Varvaro has developed skills in process mapping, information technology custom application design, enterprise risk systems deployment, plant automation and reporting and bar code tracking implementation from his prior business experiences. From 1998 to 2004, Mr. Varvaro was employed by Fast Heat Inc., a Chicago, Illinois based global supplier to the plastics, HVAC, packaging, and food processing industries, where he began as Controller and was promoted to Chief Information Officer and then Chief Financial Officer during his tenure. From 1993 to 1998, Mr. Varvaro was employed by Maple Leaf Bakery, USA, a Chicago, Illinois based company, during its rise to becoming a national leader in specialty food products. Mr. Varvaro served as Staff Accountant and was promoted to Assistant Controller during his tenure. He earned a B.S. in Accounting from University of Illinois, Urbana, and is a Certified Public Accountant. The Nominating and Corporate Governance Committee believes that Mr. Varvaro’s 16 years of experience in accounting and management roles along with the exposure that he has had to corporate mergers and acquisitions allows him to bring financial expertise and corporate management experience to the Company and the Board.

Stephen Block, 65, has been a director of ChromaDex since 2007 and Chair of the Compensation Committee, a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee since 2007. Mr. Block is also a director and Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee of Senomyx, Inc., a public biotech company. He has served on the Board of Senomyx, Inc. since 2005. He also serves as the Chairman of the Board of Blue Pacific Flavors and Fragrances, Inc., and as a director of Allylix, Inc., Vigilistics, Inc., and Masher Media, Inc. of which he was also a co-founder. He has served on the board of these privately held companies since 2007, 2008, and 2009, respectively. Mr. Block retired as Senior Vice President, General Counsel and Secretary of International Flavors and Fragrances Inc., a leading creator, manufacturer and seller of flavors and fragrances (IFF) in December 2003, having been IFF’s chief legal officer since 1993. During his eleven years at IFF he also led the company’s Regulatory Affairs Department. Prior to 1993, Mr. Block served as Senior Vice President, General Counsel, Secretary and Director of GAF Corporation, a company specializing in specialty chemicals and building materials, and its publicly traded subsidiary International Specialty Products Inc., held various management positions with Celanese Corporation, a company specializing in synthetic fibers, chemicals and plastics, and practiced law with the New York firm of Stroock Stroock & Lavan. Mr. Block currently serves as an industry consultant and as a member of the Executive Committee of Orange County Tech Coast Angels, a leading angel investing group, and as a managing director of Venture Farm LLC, an early stage Venture capital firm. Mr. Block received his B.A. cum laude in Russian Studies from Yale University and his law degree from Harvard Law School. The Nominating and Corporate Governance Committee believes that Mr. Block’s experience as the Chief Legal Officer of one of the world’s leading flavor and fragrance companies contributes to the Board’s understanding of the flavor industry, including the Board’s perspective on the strategic interests of potential collaborators, the regulation of the industry, and the viability of various commercial strategies. In addition, Mr. Block’s experience in the area of corporate governance and public company financial reporting is especially valuable to the Board in his capacity as a member of both the Audit Committee and the Compensation Committee.

Reid Dabney, 58, has served as a director of ChromaDex and has chaired the Audit Committee since October 2007. Since November 2008, he has also served as a Managing Director of Monarch Bay Associates, LLC. From March 2005 to November 2008, Mr. Dabney served as Cecors, Inc.’s (CEOS.OB) (a Software As A Service (SaaS) technology provider’s) Senior Vice President and Chief Financial Officer. From July 2003 to November 2005, Mr. Dabney was engaged by CFO911 as a business and financial consultant. From January 2003 to August 2004, Mr. Dabney served as Vice President of National Securities, a broker-dealer firm specializing in raising equity for private operating businesses that have agreed to become public companies through reverse merger transactions with publicly traded shell companies. From June 2002 to January 2003, Mr. Dabney was the Chief Financial Officer of House Ear Institute in Los Angeles, California. Mr. Dabney received a B.A. from Claremont McKenna College and an M.B.A. in Finance from the University of Pennsylvania’s Wharton School. Mr. Dabney also holds Series 7, 24 and 63 licenses from the Financial Industry Regulatory Authority (FINRA). The Nominating and Corporate Governance Committee believes that Mr. Dabney’s experience as CFO of a public company and his extensive experience dealing with financial markets qualify him to chair the Audit Committee and that Mr. Dabney brings financial, merger and acquisition experience, and a background working with public marketplaces to the Board.

Hugh Dunkerley, 36, has served as a director of ChromaDex since December 2005. From October 2002 to December 2005, Mr. Dunkerley served as Director of Corporate Development at ChromaDex. Mr. Dunkerley has been Manager of Capital Markets for the FDIC, Division of Resolutions and Receiverships, since February 2009. He was President and Chief Executive Officer of Cecors, Inc. (OTCBB:CEOS.OB), a Software As A Service (SaaS) technology provider, from October 31, 2007 to February 17, 2009. He had served as Cecor’s Chief Operating Officer from June 2007 to October 31, 2007 and as Vice President of Corporate Finance from June 2006 to June 2007. From January 2006 to July 2006, Mr. Dunkerley served as Vice President of Small-Mid Cap Equities at Hunter Wise Financial Group, LLC, specializing in investment banking advisory services to US and EU companies. Mr. Dunkerley received his undergraduate degree from the University of Westminster, London and earned a MBA from South Bank University, London. Mr. Dunkerley also holds Series 7 and 66 licenses from FINRA. The Nominating and Corporate Governance Committee believe that Mr. Dunkerley’s experience as CEO of a public company and his extensive financial market experience qualify him to sit on the Nominating and Corporate Governance Committee and that Mr. Dunkerley brings financial and mergers and acquisitions experience, and experience with public marketplaces and regulatory oversight to the Board. His previous experience as an employee of the Company also allows him to provide a unique perspective of and extensive knowledge on the industries in which the Company operates.

Mark S. Germain, 59, has served as Co-Chairman of the Board of Directors since he co-founded ChromaDex in 2000 and he has served on the Audit Committee since October 2007. Mr. Germain has extensive experience as a merchant banker in the biotech and life sciences industries. He has been involved as a founder, director, Chairman of the Board of, and/or investor in over twenty companies in the biotech field, and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions. He graduated from New York University School of Law, Order of the Coif, in 1975 and was a partner in a New York law firm practicing corporate and securities law before entering the private sector in 1986. Between 1986 and 1991, he served businesses in senior executive capacities, including as president of a public company sold in 1991. In addition to his role as a Co-Chairman of the Company, Mr. Germain is currently a director of the following publicly traded companies: Omnimmune Holdings, Inc. (OTCBB: OMMHE.OB), a biotechnology company, Stem Cell Innovations, Inc. (OTC:SCLL.PK), a cell biology company, Collexis Holdings, Inc. (OTC:CLXS.PK), a developer of semantic search and knowledge discovery software, and Pluristem Therapeutics, Inc. (NASDAQ:PSTI), a bio-therapeutics company. During the past five years, Mr. Germain also served as a board member of two publicly traded companies, Reis, Inc. (NASDAQ: REIS), a commercial real estate market information provider, and Intellect Neurosciences, Inc. (OTCBB: ILNS.OB), a biopharmaceutical company. He is also a co-founder and director of a number of private companies in the biotechnology field. The Nominating and Corporate Governance Committee believes that Mr. Germain’s past experience as the president of a public company and as the board member of other public companies bring financial expertise, industry knowledge, and merger and acquisition experience to the Board.

Kevin M. Jaksch, 39, has served as a director of ChromaDex since 2000. Since 2000, Mr. Jaksch has served as Vice President and Branch Manager at Charles Schwab & Co., Inc. (NYSE: SCHW). Mr. Jaksch has been a registered representative for 17 years and a registered principal for 14 years overseeing two offices with over four billion in assets. Mr. Jaksch has broad experience in the financial markets and financial advising.

Mr. Jaksch earned a B.A. in Communications from the University of Southern California in Los Angeles. Kevin Jaksch is the brother of Frank L. Jaksch Jr. The Nominating and Corporate Governance Committee believes that Mr. Jaksch’s experience trading in and working with financial markets provides unique knowledge of the investor side of the financial markets as well financial expertise to the Board.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Persons Chosen to Become Directors in Connection with the Private Placement

If the Private Placement described in Proposal No. 2: “Approval of an Amendment to the Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock – Purpose of the Charter Amendment – Private Placement,” closes, Mr. Thomas Varvaro and Mr. Kevin Jaksch have agreed to resign from the Board of Directors and two designees (the “Subscriber Designees”) of Subscribers representing at least 70% of the Private Placement Shares to be purchased in the Private Placement will be appointed by the Company as directors in their place.

The Nominating and Corporate Governance Committee will review the Subscriber Nominees based on the same qualifications, and diversity standards it uses to recommend its slate of director nominees for election at the annual meeting. Listed below are the biographical summaries and ages, as of the date hereof, of the two Subscriber Designees submitted to the Company. Subject to legal and corporate governance requirements including the affirmative recommendation of the Company’s Nominating and Governance Committee and the approval of the Board of Directors, the Company expects to appoint Michael Brauser and Glenn Halpryn to the Board of Directors in connection with the closing of the Private Placement:

Michael H. Brauser, 54, has been the manager of, and an investor with, Marlin Capital Partners, LLC, a private investment company, since 2003. From 1999 to 2002, he served as President and Chief Executive Officer of Naviant, Inc. (eDirect, Inc.), an Internet Marketing Company. He also was the founder of Seisant, Inc. (eData.com, Inc.). Mr. Brauser has served as Co-Chairman of the Board of Directors of Interclick, Inc. since August 28, 2007.

Glenn L. Halpryn, 49, has been the Chief Executive Officer and a Director of Transworld Investment Corporation, a private investment company, since June 2001. Mr. Halpryn currently serves as a Director of Sorrento Therapeutics (OTCBB:SRNE.OB), a biopharmaceutical company, Castle Brands Inc. (AMEX:ROX), a developer and international marketer of premium branded spirits, and SearchMedia Holdings Limited (AMEX:IDI), a billboard and in-elevator advertising company. Since 2008, Mr. Halpryn has also served as a Director of Winston Pharmaceuticals, Inc. (OTCBB:WPHM.OB), a pharmaceutical company specializing in skin creams and pain medications. From October 2002 to September 2008, Mr. Halpryn served as a Director of Ivax Diagnostics, Inc. (AMEX:IVD). Mr. Halpryn served as Chairman of the Board and Chief Executive Officer of Orthodontix, Inc. (now Protalix BioTherapeutics, Inc.) (AMEX:PLX) from April 2001 to December 2006. From April 1988 to June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and a beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA.

For additional information about the Private Placement and the appointment of the Subscriber Designees to the Board upon the closing of the Private Placement, see Proposal No. 2: “Approval of an Amendment to the Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock – Purpose of the Charter Amendment – Private Placement.” In the event the closing of the Private Placement does not occur, the Subscriber Designees will not be appointed to the Board of Directors. While the Company expects that the Private Placement will occur promptly following the annual meeting, there is no guarantee that such transaction will be consummated.

CORPORATE GOVERNANCE

Director Independence

Under the NASDAQ Stock Market Marketplace Rules, a director will only qualify as an independent director if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Stephen Block, Reid Dabney, Hugh Dunkerley and Mark Germain has no material relationship with our Company and is independent within the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc. Frank L. Jaksch Jr. does not meet the aforementioned independence standards because he is the Chief Executive Officer of our Company, Thomas C. Varvaro does not meet the independence standards because of he is the Chief Financial Officer of our Company, and Kevin Jaksch does not meet the independence standards because he is the brother of Frank L. Jaksch Jr., who is the Chief Executive Officer of our Company.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the Board from time to time. Following is a description of each of the committees and their composition.

Audit Committee. Our Audit Committee currently consists of three directors: Messrs. Reid Dabney (chairman), Mark S. Germain and Stephen Block. The Board has determined that:

•	Mr. Reid Dabney qualifies as an “audit committee financial expert,” as defined by the SEC in Item 407(d)(5) of Regulation S-K; and

•

all members of the Audit Committee (i) are “independent” under the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc., (ii) meet the criteria for independence as set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) has not participated in the preparation of our financial statements at any time during the past three years and (iv) is financially literate and have accounting and finance experience.

The Audit Committee is governed by a charter, which was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, the charter calls upon the Audit Committee to:

•	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

•	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

•	monitor our outside auditors’ independence, qualifications and performance;

•	monitor our compliance with legal and regulatory requirements; and

•	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them. The Audit Committee held four meetings during 2009.

Compensation Committee. Our Compensation Committee consists of three members: Messrs. Stephen Block (chairman), Frank L. Jaksch Jr. and Kevin Jaksch. The Board has determined that:

•	Stephen Block qualifies as an “independent” member under the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc.;

•	all members of the Compensation Committee qualify as “non-employee directors” under Exchange Act Rule 16b-3 other than Frank L. Jaksch Jr.; and

•	all members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) other than Frank L. Jaksch Jr.

The Compensation Committee is governed by a charter, which was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, our Compensation Committee determines the compensation of the Chief Executive Officer (with Mr. Jaksch recusing himself), reviews and approves compensation for all other executive officers as presented by the Chief Executive Officer, reviews and makes recommendations with respect to incentive compensation plans and equity-based plans, and provides oversight and guidance for compensation and benefit programs for all of our employees. The Compensation Committee does not use the services of any external consultant in determining either executive or director compensation. The Compensation Committee held four meetings during 2009.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of three members: Messrs. Thomas C. Varvaro (chairman), Hugh Dunkerley and Stephen Block. The Board has determined that all members of the Nominating and Corporate Governance Committee, other than Mr. Varvaro, qualify as “independent” under the independence requirements of Marketplace Rule 4350(d)(2) of the NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee is governed by a charter that was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, our Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to the Board the nominees for election to the Board. The Nominating and Corporate Governance Committee did not meet during 2009.

Code of Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by the Board. In the event that the Board grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on a Current Report on Form 8-K.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

•	available on our corporate website; and

•	available in print to any stockholder who requests them from our corporate secretary.

Director Attendance

The Board held three meetings during 2009. Each director attended at least 75% of Board meetings and meetings of the committees on which he served except Mr. Germain who attended less than 75% of these meetings. The Board and the Nominating and Corporate Governance Committee believe that Mr. Germain continues to make valuable contributions to the Company through his role as a director. Mr. Germain’s absences in 2009 were due in part to conflicting schedules as well as personal illness. In addition, Hugh Dunkerley missed one meeting of the Board of Directors due to conflicting work commitments and did not serve on any committee of the Board. Therefore, he attended less than 75% of the Board meetings.

Board Qualification and Selection Process

The Nominating and Corporate Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees. However, the Nominating and Corporate Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Nominating and Corporate Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. Stockholders wishing to recommend director candidates must follow the prior notice requirements as described under “Stockholder Proposals,” below.

Board Leadership Structure and Risk Oversight

The leadership of the Board is structured so that it is led by two Co-Chairmen. Frank L. Jaksch Jr. is one of the two Co-Chairmen, and he is also the Company’s Chief Executive Officer. Mark S. Germain is the other Co-Chairman of the Board. The Nominating and Corporate Governance Committee believes it is in the best interest of the Company to combine the office of Chairman and Chief Executive Officer given the complexities of the industries in which the Company operates. In April 2010, the Nominating and Corporate Governance Committee met and recommended to the Board that it have only a single chairperson and that Mark Germain not be reappointed as Co-Chairman of the Board. The Nominating and Corporate Governance Committee also recognized it to be appropriate, because of the fact that the positions of chairman and Chief Executive Officer are combined, to appoint a lead independent director to the Board and that Stephen Block be appointed as Lead Independent Director and that the Board adopt a formal set of responsibilities for the Lead Independent Director. No further action has been taken.

The entire Board of Directors is responsible for oversight of our Company’s risk management process. Management furnishes information regarding risk to the Board as requested. The Audit Committee discusses risk management with the Company’s management and independent public accountants as set forth in the Committee’s charter. The Compensation Committee reviews the compensation programs of the Company to make sure economic incentives are tied to the long-term interests of the shareholders. The Company believes that innovation and the building of long-term shareholder value are impossible without taking risks. We recognize that imprudent acceptance of risk and the failure to identify risks could be a detriment to shareholder value. The executive officers of the Company are responsible for assessing these risks on a day-to-day basis and for how to best identify, manage and mitigate large risks that the Company may face.

Communications to the Board

Stockholders interested in communicating with the Board or to specified individual directors may do so in writing to ChromaDex Corporation, 10005 Muirlands Blvd. Suite G, Irvine, CA. 92618; Attn: Thomas C. Varvaro, Secretary. These communications will be forwarded to the appropriate director or directors.

Stockholder Meeting Attendance

Directors are strongly encouraged to attend annual meetings of stockholders, but no specific policy exists regarding attendance by directors at such meetings. For our annual meeting held on May 13, 2009, five out of a total of seven directors attended the meeting.

2009 DIRECTOR COMPENSATION

Non-Employee Board members currently receive an annual grant of 30,000 options to buy ChromaDex common stock upon reelection by the Shareholders. These options are granted under the Second Amended and Restated 2007 Equity Incentive Plan of the Company the “2007 Plan” and are granted on the same terms as those being issued to employees. The vesting schedule of the options is as follows: 25% of the options vest on the first anniversary of the grant and 2.083% vest monthly thereafter.

The following table provides information concerning compensation of directors of ChromaDex who were directors for the fiscal year ended January 2, 2010. The compensation reported is for services as directors for the fiscal year ended January 2, 2010.

Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen Block (2)	—	—	2,286	—	—	—	2,286
Reid Dabney (3)	—	—	2,286	—	—	—	2,286
Hugh Dunkerley (4)	—	—	2,286	—	—	—	2,286
Mark S. Germain (5)	—	—	2,286	—	—	—	2,286
Frank L. Jaksch Jr. (6)	—	—	—	—	—	—	—
Kevin M. Jaksch (7)	—	—	2,286	—	—	—	2,286
Thomas C. Varvaro (8)	—	—	—	—	—	—	—

(1)	The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal year ended January 2, 2010. See Note 8 of the ChromaDex Corporation Consolidated Financial Report included in our Annual Report on Form 10-K for the year ended January 2, 2010 for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.
(2)	Stephen Block held an aggregate of 125,000 option awards as of January 2, 2010.
(3)	Reid Dabney held an aggregate of 110,000 option awards as of January 2, 2010.
(4)	Hugh Dunkerley held an aggregate of 215,000 option awards as of January 2, 2010.
(5)	Mark S. Germain held an aggregate of 310,000 option awards as of January 2, 2010.
(6)	Frank L. Jaksch Jr. held an aggregate of 1,250,000 option awards as of January 2, 2010.
(7)	Kevin M. Jaksch held an aggregate of 265,000 option awards as of January 2, 2010.
(8)	Thomas C. Varvaro held an aggregate of 675,000 option awards as of January 2, 2010.

EXECUTIVE COMPENSATION

This section of the proxy statement explains our compensation for the persons who served as our Chief Executive Officer and our Chief Financial Officer during our fiscal year ended January 2, 2010. The Company has elected to use the Smaller Reporting Company rules issued by the SEC regarding the disclosure of executive compensation. Under these rules, the Company provides executive compensation disclosure for our named executive officers for two years under the Summary Compensation Table, as well as the Outstanding Equity Awards at Year End Table, Director Compensation Table and certain narrative disclosures.

Executive Officers

All of our executive officers serve at the discretion of the Board. The persons listed below are our executive officers as of the date hereof:

Name	Age	Positions with our Company
Frank L. Jaksch Jr.	41	Chief Executive Officer and President
Thomas C. Varvaro	40	Chief Financial Officer, Treasurer and Secretary

Biographical information regarding each of our executive officers is set forth above under the heading “Election of Directors.”

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer (the principal executive officer) and Chief Financial Officer (the principal financial officer) who served during the year ended January 2, 2010 as executive officers of ChromaDex. The compensation indicated below was paid by ChromaDex.

Name	Year	Salary		Bonus	Option Awards (1)		All Other Compensation	Total ($)
Frank L. Jaksch Jr.	2009	$183,750		—	$7,620	(2)	$1,788	$193,158
	2008	$156,769	(3)	—	$338,385	(4)	$1,788	$496,942
Thomas C. Varvaro	2009	$136,500		—	$5,715	(5)		$142,215
	2008	$120,000		—	$39,810	(6)		$159,810

(1)	The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal year ended January 2, 2010 and the fiscal year ended January 3, 2009, respectively. See Note 8 of the ChromaDex Corporation Consolidated Financial Report included in our Annual Report on Form 10-K for the year ended January 2, 2010 for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.
(2)	On May 13, 2009, Frank L. Jaksch Jr. was granted options to purchase 100,000 shares of ChromaDex common stock at an exercise price of $0.50. These options expire on May 13, 2019, and 25% of the shares vest on May 13, 2010 and the remaining 75% vest 2.083% monthly thereafter.
(3)	Frank L. Jaksch Jr. was paid $146,385 of his salary in cash in 2008 and the remainder is owed to him as unpaid compensation. See “Certain Relationships and Related Transactions” below.
(4)	On April 21, 2008, Frank L. Jaksch Jr. was granted options to purchase 850,000 shares of ChromaDex common stock at an exercise price of $1.50. These options expire on April 21, 2018, and 25% of the shares vested on April 21, 2009 and the remaining 75% vest 2.083% monthly thereafter.
(5)	On May 13, 2009, Thomas C. Varvaro was granted options to purchase 75,000 shares of ChromaDex common stock at an exercise price of $0.50. These options expire on May 13, 2019, and 25% of the shares vest on May 13, 2010 and the remaining 75% vest 2.083% monthly thereafter.
(6)	On April 21, 2008, Thomas C. Varvaro was granted options to purchase 100,000 shares of ChromaDex common stock at an exercise price of $1.50. These options expire on April 21, 2018, and 25% of the shares vested on April 21, 2009 and the remaining 75% vest 2.083% monthly thereafter.

Employment and Consulting Agreements

The material terms of employment agreements with the Named Executives previously entered into by ChromaDex are described below. On April 19, 2010, the Company entered into Amended and Restated Employment Agreements with the Named Executives certain terms of which are described below.

Employment Agreement with Frank L. Jaksch Jr.

ChromaDex entered into a two-year, employment agreement dated April 14, 2008 with Frank L. Jaksch Jr. its Chief Executive Officer. Pursuant to this agreement, Mr. Jaksch was entitled to receive a base salary of $150,000 per year, subject to certain milestones. One of the milestones provided that, following the Merger, Mr. Jaksch would be entitled to a base salary of $175,000. The Merger occurred on June 20, 2008, as a result of which Mr. Jaksch’s base salary was increased to $175,000 per year. See “Change of Control of the Company” below for additional information about the Merger.

On April 19, 2010, the Company entered into an Amended and Restated Employment Agreement (the “Amended Jaksch Agreement”) with Frank Jaksch and the Amended Jaksch Agreement commenced on that date. The Amended Jaksch Agreement has a three year term that automatically renews unless the Amended Jaksch Agreement has been terminated in accordance with its terms. The Amended Jaksch Agreement provides for a base salary of $225,000 (subject to an increase of $50,000 in the event the Company’s common stock is listed on a stock exchange), and provides for an annual cash bonus (based on performance targets) of up to 40% of his base salary, and two option grants of 800,000 shares of Common Stock in aggregate (which are in addition to the Post-Closing Grants described in Proposal 2 of this proxy statement. In addition, the severance terms of the original agreement were amended as set forth below.

The amended severance terms provide that in the event Mr. Jaksch’s employment with the Company is terminated voluntarily by Mr. Jaksch, he will be entitled to any accrued but unpaid base salary, any stock vested through the date of his termination and a pro rated portion of 40% of his salary (the “Maximum Annual Bonus”) for the year of termination. In addition, if Mr. Jaksch leaves the Company for “Good Reason” he will also be entitled to severance equal to the Maximum Annual Bonus, and he will be deemed to have been employed for the entirety of such year. “Good Reason” means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Jaksch provides written notice to the Company within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and the Company fails to release Mr. Jaksch from his obligation to perform such inconsistent duties and to re-assign Mr. Jaksch to his customary duties within 20 business days after the Company’s receipt of such notice; or (B) if, without the consent of Mr. Jaksch, Mr. Jaksch’s normal place of work is or becomes situated more than 50 linear miles from Mr. Jaksch’s personal residence as of the effective date of the Amended Jaksch Agreement, or (C) a failure by the Company to comply with any other material provision of the Amended Jaksch Agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Jaksch to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently pursued by the Company within such 60 day period. Severance will then consist of 16 weeks of paid salary, unless Mr. Jaksch signs a release, in which case he will receive compensation equal to the lesser of the remainder of the term of the agreement, or up to 12 months paid salary.

In the event Mr. Jaksch’s employment terminates as a result of his death or disability, he, or his estate, as the case may be, will be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of the Company to the contrary, any annual bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place in an amount no less than the prorated portion of his Maximum Annual Bonus. At the option of the Board, Mr. Jaksch’s bonus will be either prorated or paid in full to him, or his estate, as the case may be, at the time he would have received such bonus had he remained an employee of the Company.

In the event that Mr. Jaksch is terminated by the Company for “Cause” (as defined in the Amended Jaksch Agreement), he will only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.

In the event that Mr. Jaksch is terminated due to “Cessation of Business” (as defined in the Amended Jaksch Agreement), Mr. Jaksch will be entitled to a lump sum payment of base salary and an amount equal to the Maximum Annual Bonus, and continuation of health benefits until the earlier of the last to occur of the term or renewal term of the agreement or 12-months from the date of termination.

In the event the Company terminates Mr. Jaksch’s employment without Cause (as defined in the Amended Jaksch Agreement), Mr. Jaksch will be entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Jaksch enters into a standard separation agreement, Mr. Jaksch will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided to other executive employees until the last to occur of the expiration of the term or renewal term then in effect or 24 months from the date of termination (the “Severance Period”), and he will receive his Maximum Annual Bonus if the Severance Period is equal to 24 months or a pro rata portion thereof if less, as well as the full vesting of any otherwise unvested stock.

Employment Agreement with Thomas C. Varvaro

ChromaDex entered into a two-year, employment agreement dated April 14, 2008 with Thomas C. Varvaro, its Chief Financial Officer. Pursuant to this agreement, Mr. Varvaro was entitled to receive a minimum base salary of $110,000 per year, subject to certain milestones. One of those milestones provided that, following the Merger, Mr. Varvaro would be entitled to a base salary of $130,000. Following the Merger, Mr. Varvaro’s base salary was increased to $130,000 per year. See “Change of Control of the Company” below for additional information about the Merger.

On April 19, 2010, the Company entered into an Amended and Restated Employment Agreement (the “Amended Varvaro Agreement”) with Thomas C. Varvaro and the Amended Varvaro Agreement commenced on that date. Amended Varvaro Agreement has a three year term that automatically renews unless the Amended Varvaro Agreement has been terminated in accordance with its terms. The Amended Varvaro Agreement provides for a base salary of $175,000 (subject to an increase of $50,000 in the event the Company’s common stock is listed on a stock exchange), and provides for an annual cash bonus (based on performance targets) of up to 30% of his base salary, and provides for two option grants of 400,000 shares of Common Stock in aggregate (which are in addition to the Post-Closing Grants described in Proposal No. 2, below.) In addition, the severance terms of the original agreement were amended as set forth below.

The amended severance terms provide that in the event Mr. Varvaro’s employment with us is terminated voluntarily by Mr. Varvaro he will be entitled to any accrued but unpaid base salary, any stock vested through the date of his termination and a pro rated portion of 40% of his salary (the “Maximum Annual Bonus”) for the year of termination. In addition, if Mr. Varvaro leaves the Company for Good Reason he will also be entitled to severance equal to the Maximum Annual Bonus, and he shall be deemed to have been employed for the entirety of such year. “Good Reason” means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Varvaro provides written notice to the Company within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and the Company fails to release Mr. Varvaro from his obligation to perform such inconsistent duties and to re-assign Mr. Varvaro to his customary duties within 20 business days after the Company’s receipt of such notice; or (B) the termination of Frank Jaksch as the Company’s Chief Executive Officer either by the Company without “Cause” or by the Mr. Jaksch for “Good Reason,” and Mr. Varvaro provides written notice within 60 days of such termination, or (C) a failure by the Company to comply with any other material provision of the Amended Varvaro Agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Varvaro to the Company, or if such failure is not capable of being cured in such time, a cure will not have been diligently pursued by the Company within such 60 day period. Severance will then consist of 16 weeks of paid salary, unless Mr. Varvaro signs a release, in which case he will receive compensation equal to the lesser of the remainder of his agreement or 12 months paid salary.

In the event Mr. Varvaro is terminated as a result of his death or disability he will be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of the Company to the contrary, any annual bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place in an amount no less than the prorated portion of his Maximum Annual Bonus. Mr. Varvaro’s bonus will be either prorated or paid in full to him, or his estate, as the case may be, at the time he would have received such bonus had he remained an employee of the Company.

In the event that Mr. Varvaro is terminated by the Company for “Cause” (as defined in the Amended Varvaro Agreement), he will only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.

In the event that Mr. Varvaro is terminated due to a “Cessation of Business” (as defined in the Amended Varvaro Agreement), Mr. Varvaro will be entitled to a lump sum payment of base salary and an amount equal to the Maximum Annual Bonus, and continuation of health benefits until the last to occur of the term or renewal term of the agreement or 12 months from the date of termination.

In the event the Company terminates Mr. Varvaro’s employment without “Cause,” Mr. Varvaro will be entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Varvaro enters into a standard separation agreement, Mr. Varvaro will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided to other executive employees until the last to occur of the expiration of the term or renewal term then in effect or 24 months from the date of termination (the “Severance Period”), will receive his Maximum Annual Bonus if the Severance Period is equal to 24 months or a pro rata portion thereof if less, as well as the full vesting of any otherwise unvested stock.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding stock options granted to our named executive officers outstanding as of January 2, 2010.

Outstanding Stock Options at 2009 Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Frank L. Jaksch Jr.	180,000	120,000	(1)	—	1.50	12/1/2016
	291,667	408,333	(2)	—	1.50	4/21/2018
	62,500	87,500	(3)	—	1.50	4/21/2018
	—	100,000	(4)		0.50	5/13/2019

Thomas C. Varvaro	240,000	—		—	1.00	1/19/2014
	10,000	—		—	1.00	1/19/2014
	150,000	100,000	(5)	—	1.50	12/1/2016
	41,667	58,333	(6)		1.50	4/21/2018
	—	75,000	(7)		0.50	5/13/2019

(1)	60,000 of Mr. Jaksch’s options vest on December 1 of each year.

(2)	14,583 of Mr. Jaksch’s options vest on the 21st of every month through April 21, 2012.
(3)	3,125 of Mr. Jaksch’s options vest on the 21st of every month through April 21, 2012.
(4)	25,000 of Mr. Jaksch’s options vest on May 13, 2010, and 2,083 options vest on the 13th of every month thereafter through May 13, 2013.
(5)	50,000 of Mr. Varvaro’s options vest on December 1 of each year.
(6)	2,083 of Mr. Varvaro’s options vest on the 21st of every month through April 21, 2012.
(7)	18,750 of Mr. Varvaro’s options vest on May 13, 2010, and 1,563 options vest on the 13th of every month thereafter through May 13, 2013.

Change of Control of the Company

On May 21, 2008, Cody Resources, Inc., a Nevada corporation, (“Cody”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Cody, CDI Acquisition, Inc., a California corporation and wholly-owned subsidiary of Cody (“Acquisition Sub”), and ChromaDex, Inc. (the “Merger”). Subsequent to the signing of the Merger Agreement, Cody merged into a Delaware corporation for the sole purpose of changing the domicile of Cody to the State of Delaware.

Pursuant to the terms of the Merger Agreement, and upon satisfaction of specified conditions, including approval by ChromaDex, Inc. shareholders on June 18, 2008, Acquisition Sub merged with and into ChromaDex, Inc. and ChromaDex, Inc., as the surviving corporation, became a wholly-owned subsidiary of Cody.

On the closing date, pursuant to the terms of the Merger Agreement, former ChromaDex, Inc. shareholders received approximately 23,522,122 shares of Cody Common Stock, or approximately 83.94% of the post-merger company’s outstanding shares, and the directors and executive officers of Cody, Donald Sampson and Barbara Grant, resigned from their respective positions with Cody. The directors and executive officers of ChromaDex, Inc. immediately prior to the Merger became the directors and executive officers of Cody, renamed ChromaDex Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At January 2, 2010 and January 3, 2009, the Company owed $1,178,206 to Frank L Jaksch Jr. and Mark Germain relating to unpaid compensation. Of the amount outstanding as of January 2, 2010, approximately $837,000 is owed to Mr. Jaksch and $341,000 is owed to Mr. Germain. The amounts owed are non-interest bearing. These amounts are expected to be paid out in connection with the closing of the Private Placement transaction, defined and further described in Proposal No. 2 below. See “Purpose of the Charter Amendment – Private Placement – Use of Proceeds” and “Interests of Certain Officers and Directors”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 20, 2010 the record date of the annual meeting, there were approximately 28,838,216 shares of our common stock outstanding. In addition, at April 20, 2010 there were options representing rights to purchase up to approximately 4,140,426 shares of ChromaDex common stock at a weighted average exercise price of $1.25 per share and warrants representing rights to purchase up to approximately 2,054,740 shares of ChromaDex common stock at a weighted average exercise price of $2.73 per share. The following table sets forth certain information regarding our common stock, beneficially owned as of April 20, 2010, by each person known to us to beneficially own more than 5% of our common stock, each executive officer and director, and all directors and executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date. Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after April 20, 2010 are included as beneficially owned by the holder. Beneficial ownership generally includes voting and dispositive power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Aggregate Percentage Ownership
Black Sheep, FLP (3)	6,225,155		21.59%
Margie Chassman	4,407,640		15.28%
Margery Germain (4)	2,053,995		7.12%
Jaksch Family Trust (5)	1,429,000		4.96%
Directors
Stephen Block (6)	53,979		0.19%
Reid Dabney (7)	46,166		0.16%
Hugh Dunkerley (8)	136,791		0.47%
Mark S. Germain (9)	150,334		0.52%
Kevin M. Jaksch (10)	126,896		0.44%
Frank Louis Jaksch Jr. (11)	8,303,947		28.16%
Thomas C. Varvaro (12)	472,396		1.61%
Named Executive officers
Frank Louis Jaksch Jr., Chief Executive Officer	(See above	)
Thomas C. Varvaro, Chief Financial Officer	(See above	)
All directors and executive officers as a group (7 Directors) (13)	9,290,509		31.55%

(1)	Addresses for the Beneficial Owners listed are: Frank Louis Jaksch Jr., 8 Garzoni Aisle, Irvine, California 92606; Margie Chassman, 445 West 23rd Street, Apt. 16E, New York, NY 10011; Margery Germain, 415 Greenwich Street, Apt. 4E, New York, NY 10013; Jaksch Family Trust, 70 Pienza, Laguna Niguel, CA 92677.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and dispositive power. Shares of Common Stock issuable upon the conversion of stock options within the next 60 days are deemed to be converted and beneficially owned by the individual or group identified in the Aggregate Percentage Ownership column.
(3)	Black Sheep, FLP is a family limited partnership the co-general partners of which are Frank L. Jaksch, Jr. and Tricia Jaksch and the sole limited partners of which are Frank L. Jaksch, Jr., Tricia Jaksch and the Jaksch Family Trust.
(4)	Does not include the shares beneficially owned by Mark Germain, who is Ms. Germain’s husband, as Ms. Germain does not share voting or dispositive control over those shares. See Footnote 9 of this table below.
(5)	Frank Louis Jaksch, Sr. and Maria Jaksch are trustees of the Jaksch Family Trust.
(6)	Includes 53,979 stock options exercisable within 60 days.

(7)	Includes 46,166 stock options exercisable within 60 days.
(8)	Includes 136,791 stock options exercisable within 60 days.
(9)	Includes 150,334 stock options exercisable within 60 days. Does not include the shares beneficially owned by Margery Germain, who is Mr. Germain’s wife, as Mr. Germain does not share voting or dispositive control over those shares.
(10)	Includes 126,896 stock options exercisable within 60 days.
(11)	Includes 1,429,000 shares owned by the Jaksch Family Trust, beneficially owned by Frank L Jaksch Jr. because Mr. Jaksch Jr. has shared voting power for such shares. Includes 6,225,155 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch Jr. because he has shared voting power and shared dispositive power for such shares. Includes 649,792 stock options exercisable within 60 days.
(12)	Includes 472,396 stock options exercisable within 60 days.
(13)	Includes 1,636,354 stock options exercisable within 60 days.

As further disclosed in Proposal No. 2 “Approval of an Amendment to the Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock,” the Company has entered into a Private Placement transaction which is expected to close promptly following the annual meeting. The issuance of shares of common stock and warrants to acquire common stock in the Private Placement will have a material dilutive effect on all of the Company’s stockholders, including the beneficial owners listed in the table above (see “Purpose of the Charter Amendment—Private Placement—Dilutive Effect of the Private Placement,” below).

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended January 2, 2010 and the notes thereto. It has discussed with McGladrey & Pullen LLP, our independent registered public accounting firm for the 2009 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from McGladrey & Pullen LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey & Pullen’s communications by the Audit Committee concerning independence and discussed with McGladrey & Pullen LLP their independence from us. Based on such review and discussions, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and be filed with the SEC.

Submitted by:

The Audit Committee Of

The Board of Directors

            Reid Dabney (Chairman)

            Mark S. Germain

            Stephen Block

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSAL NO. 2:

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO

INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Board of Directors has determined that it is in the Company’s best interest and in the best interest of the stockholders to amend the Company’s Certificate of Incorporation, as amended, (the “Charter”) to increase the total number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares. On April 21, 2010, the Board of Directors unanimously adopted resolutions setting forth this proposed amendment to the Charter, in the form of an Amended and Restated Certificate of Incorporation, which is appended to this Proxy Statement as Appendix A (the “Charter Amendment”), declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval.

If the Charter Amendment is approved by the stockholders, it will become effective upon the filing of the Charter Amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the annual meeting.

The Charter Amendment

The proposed change to the Certificate of Incorporation is to delete the second sentence of Article IV in its entirety and replace it with a new second sentence to Article IV as follows:

“The total number of shares of Common Stock the Corporation is authorized to issue is One Hundred Fifty Million (150,000,000) with a par value of $.001 per share.”

Purpose of the Charter Amendment

The purpose of the Charter Amendment is to increase the total number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares. As of April 20, 2010, the Company had 50,000,000 authorized shares of common stock, of which 28,838,216 shares of common stock were outstanding and 6,195,166 shares of common stock were reserved for issuance upon exercise of outstanding options and warrants granted or issued, leaving the Company with 14,966,618 authorized shares of common stock available for other possible uses.

Private Placement

Terms of the Subscription Agreement and the Warrants – The Company has entered into a Subscription Agreement dated April 22, 2010 (the “Subscription Agreement”) with certain investors named therein (the “Subscribers”). Under the terms of the Subscription Agreement, the Company has agreed to issue and sell to the Subscribers, in a private placement transaction (the “Private Placement”), an aggregate of 26,249,983 newly issued shares (the “Private Placement Shares”) of our common stock for an aggregate purchase price of $3,674,997.62, or $0.14 per share. The Company has also agreed to issue to each Subscriber an immediately exercisable warrant (collectively, the “Warrants”) to purchase Company common stock (collectively, the “Warrant Shares”) equal to the number of Private Placement Shares purchased by such Subscriber at an exercise price of $0.21 per share. Assuming the full exercise of the Warrants for cash, the Company would receive additional proceeds of $5,512,496.43, for an aggregate of $9,187,494.05 from the purchase of the Private Placement Shares and the exercise of the Warrants in the Private Placement. In certain limited circumstances, the Warrants can be exercised in a cashless exercise. There is no guarantee that Subscribers will exercise the Warrants. The Company will not receive any proceeds from the Warrants until they are exercised.

The Warrants entitle the Subscribers to purchase up to an aggregate of 26,249,983 shares of the common stock for a period of three years from the date of issuance at an initial exercise price of $0.21 per share, subject to customary adjustments. The Warrants may only be exercised in whole and not in part, and contain a limited

“cashless exercise” provision in the event the Company fails to comply with the material terms of its registration obligations with respect to the Warrant Shares or in the event of a “Corporate Transaction” (as defined in the Warrants).

The closing of the Private Placement is subject to (i) receipt of stockholder approval of the Charter Amendment, (ii) the resignation of Mr. Thomas Varvaro and Mr. Kevin Jaksch from the Board of Directors and, subject to legal and corporate governance requirements including the affirmative recommendation of the Company’s Nominating and Governance Committee and the approval of the Board of Directors, the appointment to the Board of Directors of Michael Brauser and Glenn Halpryn, or two alternate designees of Subscribers representing at least 70% of the Private Placement Shares to be purchased in the Private Placement (See “Persons Chosen to Become Directors in Connection with the Private Placement” above), (iii) entry by Mr. Jaksch, and Mr. Varvaro, into the Amended Jaksch Agreement and Amended Varvaro Agreement respectively (which occurred on April 19, 2010), and (iv) other customary closing conditions. Assuming stockholders approve the Charter Amendment, the closing of the Private Placement will occur promptly following the annual meeting.

The Subscription Agreement includes a price protection mechanism in favor of the Subscribers for the three year period following the closing of the Private Placement. If the Company issues common stock or securities convertible into common stock at a lower price than the price paid for the Private Placement Shares by the Subscribers, then the Company has agreed under certain circumstances to issue additional shares of common stock to Subscribers holding Private Placement Shares or Warrant Shares at such time so that the average price paid by such Subscribers for such shares equals the lower price. In addition, the Subscription Agreement provides specific remedies for the Subscribers relating to the Company’s failure to comply with registration rights obligations, obligations relating to certain transfers of common stock by the Subscribers, and the availability of sales under Rule 144.

Use of Proceeds – The Company intends to use the proceeds from the Private Placement for general corporate purposes, including an investor relations program, and also to pay approximately $1.2 million “Due to officers” (as such amounts have been previously disclosed, including in the Company’s Annual Report on Form 10-K for the fiscal year ending January 2, 2010), which the Board of Directors has determined the Company will have sufficient cash reserves to pay after the closing of the Private Placement (see “– Interests of Certain Officers and Directors,” below).

Registration Rights – Pursuant to the Subscription Agreement, the Company has agreed, within 90 days of the closing of the Private Placement, to file a registration statement to register the Warrant Shares, on a pro rata basis among participating Subscribers, subject to limitations on the number of Warrant Shares required to be registered by us in the initial registration statement. The Company has also agreed to file additional registration statements (collectively with the initial registration statement, the “Subscriber Registration Statements”), subject to certain time periods between these filings and limitations on the number of Warrants Shares required to be registered by us in any single registration statement. The Company is required to keep the Subscriber Registration Statements effective until the third anniversary of the closing of the Private Placement, subject to, under limited circumstances, this obligation being terminated earlier. In addition, the Company has agreed not to file or amend any registration statements (other than the Subscriber Registration Statements) without the consent of Subscribers representing at least 70% of the Private Placement Shares and any exercised Warrant Shares until the earlier of (a) all of the Warrant Shares having been registered, (b) such shares having been sold by the Subscriber, or (c) the third anniversary of the closing of the Private Placement.

Issuance of Options to Purchase Common Stock – The Subscription Agreement provides that within 60 days of the closing of the Private Placement, the Company will grant options to purchase shares of common stock to the members of the Board of Directors and other key management personnel. The Company contemplates making two option grants to each of our directors and all active employees on such date (the “Post-Closing Grants”), with the exercisability of shares under the second of the two grants received by each person to be dependent on the proportion of the Warrants exercised by the Subscribers.

The Post-Closing Grants (assuming the closing of the Private Placement), will, in aggregate, equal approximately 7.2% of the outstanding common stock on a fully diluted basis (assuming the full exercise of the Warrants). Of the Post-Closing Grants, Mr. Jaksch will receive options with respect to 2,275,000 shares of common stock and Mr. Varvaro will receive options with respect to 1,228,500 shares of common stock. These option grants to Mr. Jaksch and Mr. Varvaro will be in addition to any other options granted pursuant to the Amended Jaksch Agreement and the Amended Varvaro Agreement (as defined and further disclosed in “Employment Agreements with Frank L. Jaksch Jr.” and “Employment Agreements with Thomas C. Varvaro,” above, (the “Employment Agreement Grants”). The other members of the Company’s Board of Directors will collectively receive an aggregate of 1,729,000 shares of common stock from the Post-Closing Grants. See Proposal No. 3: “Approval of an Amendment to the Second Amended and Restated 2007 Equity Incentive Plan – Plan Benefits,” below.

Reasons for and Background of the Private Placement – Beginning in December 2008, Mr. Jaksch and Mr. Varvaro entered into discussions with numerous investment bankers and a venture capital firm to evaluate the Company’s financing options to cover the Company’s working capital requirements and strategic opportunities.

In June 2009, Mr. Jaksch entered into discussions with Beijing Gingko Group, North America Inc., a customer of the Company, concerning an investment in the Company of up to $1 million by Beijing Gingko Group, North America Inc. or an affiliate.

On September 12, 2009, Mr. Jaksch received a telephone call from Barry Honig, who expressed an interest in acquiring an equity position in the Company, at which time Mr. Jaksch and Mr. Honig discussed the Company’s business plan and opportunities. Mr. Honig had been referred to the Company by one of the investment bankers previously contacted by the Company. On September 13, 2009, Mr. Honig introduced Mr. Jaksch to Michael Brauser, who mentioned an interest in introducing this opportunity to Dr. Phillip Frost. On September 16, 2009, Mr. Jaksch met with Dr. Frost, Mr. Honig and Mr. Brauser, at which time Dr. Frost expressed an interest in investing in the Company. On or around September 23, 2009, Mr. Jaksch, Mr. Honig and Mr. Brauser began negotiating the terms concerning a potential investment in the Company by Dr. Frost, Mr. Honig and Mr. Brauser, that would ultimately develop into the Private Placement.

On September 30, 2009, the Company’s Board of Directors formed a special financing committee (the “Finance Committee”) to consider the Private Placement. The current members of the Finance Committee are Stephen A. Block, Reid Dabney and Hugh Dunkerley, each of whom is a disinterested director with respect to the Private Placement. This action was taken, at least in part, because the terms of the Private Placement would provide for two of our remaining directors, Mark S. Germain and Frank L. Jaksch Jr., to receive approximately $1.2 million of proceeds from the Private Placement (see “Purpose of the Charter Amendment – Use of Proceeds” above), would provide for Mr. Frank Jaksch and Mr. Varvaro to enter into the Amended Jaksch Agreement and the Amended Varvaro Agreement (see “Employment Agreements with Frank L. Jaksch Jr.” and “Employment Agreements with Thomas C. Varvaro” above), and also because the other remaining director, Kevin M. Jaksch, is the brother of Frank L. Jaksch, Jr.

In October 2009, Dr. Frost, Mr. Honig and Mr. Brauser submitted a memorandum of terms for an equity investment in the Company.

On November 29, 2009, the Company entered into a Subscription Agreement with Jinke Group (Hong Kong) Ltd., an affiliate of Beijing Gingko Group, North America Inc., pursuant to which such investor agreed to purchase up to $1 million of the Company’s common stock. In reliance on its entry into this subscription agreement, the Company ceased its fundraising efforts with all parties other than Dr. Frost, Mr. Honig and Mr. Brauser. However, Jinke Group (Hong Kong) Ltd. defaulted in its obligations under the subscription agreement and the Company has not received any proceeds from this proposed investment.

After negotiation with management and the Chairman of the Finance Committee, Dr. Frost, Mr. Honig and Mr. Brauser submitted a revised memorandum of terms that provided the basis for the Private Placement. On

January 5, 2010, the Finance Committee met to review the terms of the Private Placement, and the default by Jinke Group (Hong Kong) Ltd. under its subscription agreement. The Financing Committee discussed the terms of the Private Placement, including in a separate session with management. The Finance Committee resolved to pursue additional information from management before being able to recommend approval of the Private Placement to the Board.

From January through April 2010, the Company’s management, the Chairman of the Finance Committee and the Company’s legal counsel negotiated definitive documentation for the Private Placement with the subscribers and their representatives. On April 14, 2010, the Finance Committee reviewed the terms of the Private Placement and the additional information that was requested from management at its January 5, 2010 meeting. The Finance Committee desired to obtain certain financial projections from management before recommending approval of the Private Placement to the Board. On April 14, 2010 and April 15, 2010, management provided the requested information to the Finance Committee.

On April 15, 2010, the Finance Committee determined that a capital raising transaction was critical to the Company’s continued operations and that the terms of the Private Placement were fair, reasonable and in the best interests of the Company and its stockholders, and recommended to the Board that it approve the Private Placement. Subsequently, on April 21, 2010, the Private Placement was approved by the Board of Directors and on April 22, 2010, the Company entered into the Subscription Agreement with the Subscribers.

Since December 2008, the Company’s Board of Directors and management have explored and pursued various financing alternatives to the Private Placement. In one case, the Company entered into a subscription agreement with Jinke Group (Hong Kong) Ltd., who defaulted in its obligations in such transaction and no proceeds have been received by the Company. Each of the members of the Finance Committee, which is composed solely of disinterested, independent members of our Board of Directors, and our entire Board of Directors, has approved the Private Placement and has resolved that the Private Placement is in the Company’s best interest and the best interest of the stockholders.

Dilutive Effect of the Private Placement – The Company expects to issue 26,249,983 shares of common stock and warrants (that are immediately exercisable for a three year period) representing the right to acquire an additional 26,249,983 shares of common stock to the Subscribers. Immediately following the closing of the Private Placement, the number of issued and outstanding shares of the Company’s common stock will increase from 28,838,216, as of April 20, 2010, to 55,088,199 (subject to the additional issuances under the Warrants). Based on 28,838,216 shares of common stock outstanding as of April 20, 2010, after giving effect to the closing of the Private Placement, the Private Placement Shares will represent approximately 42.8% of the outstanding common stock, on a fully diluted basis (assuming none of the Warrants are exercised), and the Private Placement Shares and the Warrant Shares, collectively, will equal approximately 60.0% of the outstanding common stock, on a fully diluted basis (assuming the full exercise of the Warrants).

Based on the information provided to the Company by the Subscribers, the Company is not aware, as of the date of the Subscription Agreement, of any Subscriber who will hold 5% or more of the Company’s issued and outstanding common stock after giving effect to the closing of the Private Placement, except as follows: An affiliate of Dr. Phillip Frost will own or will have the right to acquire approximately 22.04% of our outstanding common stock; Mr. Michael Brauser and affiliates will own or will have the right to acquire approximately 11.27% of our outstanding common stock; Mr. Barry Honig and affiliates will own or will have the right to acquire approximately 8.98% of our outstanding common stock; Mr. John Liviakis will own or will have the right to acquire approximately 7.49% of our outstanding common stock; and Mr. Alan S. Honig will own or will have the right to acquire approximately 5.06% of our outstanding common stock. The foregoing amounts have been calculated according to Rule 13d-3 of the Exchange Act. Shares issuable upon exercise of the Warrants to be issued to each such person that are convertible within 60 days after the closing of the Private Placement are included as beneficially owned by the holder.

The issuance of the Private Placement Shares at the closing of the Private Placement and any exercise of Warrant Shares under the Warrants will represent substantial dilution to existing stockholders. See “Possible

Effects of the Charter Amendment – Dilution Resulting from Private Placement.” The Private Placement Shares are being sold at a fixed price of $0.14 per share and the Warrants are being issued at an exercise price of $0.21 per share, representing a discount of 72% and 58%, respectively, to the average closing price of our common stock as quoted on the OTC Bulletin Board for the 20 day trading period ending on the trading day immediately preceding the date of the Subscription Agreement. The terms of the Private Placement were approved by our Board of Directors, including a committee of our Board of Directors consisting only of disinterested directors. See “Reasons for and Background of the Private Placement.”

If the Charter Amendment is not approved by the stockholders, the sum of the currently issued and outstanding shares of our common stock, the shares of our common stock underlying options and warrants that the Company has issued outside of the Private Placement and the Private Placement Shares and Warrant Shares to be issued pursuant to the Subscription Agreement, would exceed the number of shares of common stock the Company is currently authorized to issue.

Other Purposes

In addition to enabling the issuance of the Private Placement Shares and Warrants pursuant to the Subscription Agreement, other possible business and financial uses for the additional shares of common stock that would be authorized under the Charter Amendment include, without limitation, raising more capital through the sale of additional common stock, acquiring other companies, businesses or licenses in exchange for shares of the Company’s common stock, attracting and retaining employees through the issuance of additional securities under the Company’s equity compensation plans, future stock splits, and other transactions and corporate purposes that the Board of Directors deems are in the Company’s best interest. The additional authorized shares will give the Company greater flexibility and will allow securities to be issued as determined by the Board of Directors without the expense and delay of a special meeting of the stockholders to approve any additional authorized common stock.

Other than the Private Placement Shares and the Warrant Shares, the Company has no current plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, the Company and its Board of Directors review and evaluate potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

Possible Effects of the Charter Amendment

Dilution Resulting from the Private Placement

Upon issuance, the additional shares of authorized common stock would have rights identical to the shares of the Company common stock that are currently outstanding. While adoption of the Charter Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, the consummation of the transactions contemplated pursuant to the Subscription Agreement will have a substantial dilutive effect on the voting power and the percentage of equity ownership of our existing stockholders. Based on 28,838,216 shares of common stock outstanding as of April 20, 2010, after giving effect to the closing of the Private Placement, the Private Placement Shares will represent approximately 42.8% of the outstanding common stock, on a fully diluted basis (assuming none of the Warrants are exercised), and the Private Placement Shares and the Warrant Shares, collectively, will equal approximately 60.0% of the outstanding common stock, on a fully diluted basis (assuming the full exercise of the Warrants). See “Purpose of the Charter Amendment – Private Placement,” above. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any newly issued common stock in order to maintain their proportionate ownership thereof.

Other Effects of the Charter Amendment

While the Company has not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, the Company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company because the issuance of such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized number of shares of common stock has been prompted by the considerations described above and not by the threat of any known or threatened hostile takeover attempt or any effort to accumulate Company common stock or to obtain control of the Company of which the Company is aware, stockholders should be aware that approval of this proposal could facilitate future Company efforts by to oppose changes in control and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The Company could also use the additional shares of common stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions (i) will be consummated on favorable terms or at all, (ii) will enhance stockholder value or (iii) will not adversely affect the business of the Company or the trading price of its common stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

Interests of Certain Officers and Directors

As further outlined in “Certain Relationships and Related Transactions,” the Company has accrued approximately $1.2 million of unpaid compensation due to Mr. Frank Jaksch and Mr. Germain (as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ending January 2, 2010). The Board of Directors has previously determined that we lacked the financial resources to make such payments. As a condition to the closing of the Private Placement, the Subscribers have required the Company to make these payments. The disinterested members of the Board of Directors examined this requirement and have determined that its approval was in the best interest of the Company and the stockholders and that there will be sufficient proceeds from the Private Placement to be used in part for the making of such payments along with the other approved uses (see “Purpose of the Charter Amendment – Private Placement – Use of Proceeds,” above).

In connection with the Private Placement, the Company has agreed to issue certain stock options to the Company’s directors and all active employees (including our executive officers) (see “Purpose of the Charter Amendment – Private Placement – Issuance of Options to Purchase Common Stock.”

Vote Required and Recommendation of the Board of Directors

Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote. Abstentions and broker non-votes are not considered consents and, therefore, will have the same effect as votes against this proposal. The approval of this proposal is necessary to have enough shares to close on the sale of the Private Placement Shares and the Warrants in the Private Placement discussed above. Stockholders are not being asked to separately approve the Private Placement. If this Proposal No. 2 is not approved by the stockholders, the Private Placement will not be able to occur on the terms set forth in the Subscription Agreement. The Company intends to implement the Charter Amendment if approved by stockholders, even if the transactions contemplated under the Private Placement are not consummated.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO THE

SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

Background

In connection with the transactions contemplated under the previously described Private Placement, the Company has agreed to revise the number of shares of common stock reserved for issuance under the Company’s Second Amended and Restated 2007 Equity Incentive Plan (the “Restated 2007 Plan”) from (i) the greater of (A) 4,000,000 shares of common stock, or (B) 10% of the shares of the common stock issued and outstanding, to (ii) 20% of the shares of common stock issued and outstanding, as determined on a fully diluted basis (the “Plan Size Amendment”). See Proposal No. 2: “Approval of an Amendment to the Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock – Purpose of the Charter Amendment – Private Placement.” The Plan Size Amendment is not a condition to the closing of the Private Placement but is required in connection with issuance of the previously described Post-Closing Grants to be issued after the closing of the Private Placement.

In addition to the Plan Size Amendment, the Company is seeking stockholder approval to further revise the Restated 2007 Plan to:

•	increase the number of shares of Restated 2007 Plan that may be subject to incentive stock options from 4,000,000 shares to 8,000,000 shares (the “ISO Amendment”); and

•

revise the annual limitation on the number of shares underlying awards to a plan participant from 2% of the then issued and outstanding shares of Common Stock in any fiscal year to 4,000,000 shares of Common Stock in any calendar year, so as to enable the Company to meet the requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), for tax deductibility of compensation income from the exercise of stock options granted under the plan after the date of the amendment to certain of our executives (the “162 Amendment” and collectively with the Plan Size Amendment and the ISO Amendment, the “EIP Amendments”).

On April 21, 2010 the Board of Directors, subject to requisite stockholder approval, approved the Plan Size Amendment, the ISO Amendment and the 162 Amendment.

Summary of the Plan

The purpose of the Restated 2007 Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of incentives designed to attract, retain and motivate employees, officers, directors and consultants of the Company and its subsidiaries. As of January 2, 2010, approximately 982,712 shares of common stock were available for issuance under the Restated 2007 Plan.

A copy of the Restated 2007 Plan, as amended by the EIP Amendments (the “Revised 2007 Plan”), is appended to this Proxy Statement as Appendix B. The description that follows is qualified in its entirety by reference to the full text of the Revised 2007 Plan.

Administration of the Plan

The plan is administered by the Board of Directors, which may in turn delegate authority to administer the plan or specific portions thereof to one or more committees and/or one or more executive officers of the Company. The Board of Directors has delegated administration of the plan to the Compensation Committee of the Board of Directors (the “Compensation Committee”), but retains the authority to, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. In this discussion, the Board of Directors, the Compensation Committee and any other committee or executive officers the Board of Directors may appoint to administer the plan are collectively referred to as the “Administrator.”

The Compensation Committee has further delegated to the Chief Executive Officer and the Chief Financial Officer, on a discretionary basis and without committee review or approval, the ability to grant stock options under the plan to (i) employees other than themselves and other persons subject to Section 16 of the Exchange Act to purchase from 2,500 to 10,000 shares (based on employee status) on an annual basis and (b) up to 40,000 shares to consultants. Such discretionary grants to consultants may not exceed 200,000 shares in any 12-month period. Subject to these limitations, the Chief Executive Officer and Chief Financial Officer will determine from time to time (i) the employees and consultants to whom these grants will be made and (ii) the number of shares to be granted.

Eligible Participants

Officers, employees, and members of the Board of Directors or a subsidiary and consultants who provide services to the Company or a subsidiary are eligible to receive awards under the plan.

Shares Available For Award

The aggregate number of shares of Company common stock available for awards made under the plan is currently the greater of (A) 4,000,000 shares of common stock, or (B) 10% of the shares of the common stock issued and outstanding. As of January 2, 2010, the Company had 28,838,216 shares issued and outstanding. As such, the aggregate number of shares of common stock available for awards made under the plan is currently 4,000,000. If this Proposal No. 3 is adopted by our stockholders at the annual meeting, it will make available for issuance under the plan 20% of the shares of common stock issued and outstanding, as determined on a fully diluted basis, provided that not more than 8,000,000 shares of Company common stock may be subject to incentive stock options granted under the plan.

The following is not included in calculating the share limitations set forth above:

•	dividends;

•	awards which by their terms are settled in cash rather than the issuance of shares; and

•	any shares subject to an award that is forfeited, cancelled, terminated, expires, or lapses for any reason

In addition, currently no plan participant may be granted an award(s) in any fiscal year in which the combined number of shares underlying such award(s) exceeds 2% of the then issued and outstanding shares of common stock. This Proposal No. 3 would limit the number of shares underlying award(s) to a participant to 4,000,000 shares of Common Stock in any calendar year. In each case all of the aforementioned limitations are inclusive of shares subject to prior awards granted.

We further adjust the number of shares reserved for issuance under the plan and the terms of awards in the event of an adjustment in our capital stock structure or one of our affiliates due to a merger, consolidation, reorganization, stock split, stock dividend or similar event.

Types of Awards and Terms and Conditions

Stock Options

The plan authorizes the grant of both incentive stock options and nonqualified stock options. The Administrator will determine the option price at which a participant may exercise an option. The option price may not be less than 100% of the fair market value on the date of grant (or 110% of the fair market value with respect to incentive stock options granted to a 10% or more stockholder).

Unless an individual award agreement provides otherwise, a participant may pay the option price in cash or, to the extent permitted by the Administrator and applicable laws, (i) with shares of our common stock, or (ii) in any other form of legal consideration that may be acceptable to the Administrator, or a combination of the foregoing.

At the time of option grant, the Administrator will determine the terms and conditions of an option, the period or periods during which an option is exercisable, and the option term (which may not exceed 10 years, or five years with respect to incentive stock options granted to a 10% or more stockholder). Options are also subject to certain restrictions on exercise if the participant terminates employment or service.

Stock Bonus Awards and Restricted Stock Awards

Subject to the limitations of the plan, the Administrator may grant stock bonus awards and restricted stock awards to such individuals in such numbers, upon such terms, and at such times as the Administrator shall determine. Stock bonus awards and restricted stock awards may be subject to certain conditions which must be met for such stock awards to vest and be earned, in whole or in part, and be no longer subject to forfeiture.

Subject to certain limitations in the plan, the Administrator will determine the period during which a participant may earn such a stock award and the conditions to be met in order for it to be granted or to vest or be earned.

Subject to the terms of the plan, the Administrator determines whether and to what degree stock bonus awards and restricted stock awards have vested. If a participant’s employment or service is terminated for any reason and all or any part of a stock bonus award or restricted stock award has not vested pursuant to the terms of the plan and the individual award agreement, the Company may reacquire the unvested shares for the participant’s original consideration unless the Administrator determines otherwise.

Corporate Transaction

Upon a “Corporate Transaction,” as defined in the plan, any surviving corporation or acquiring corporation may assume or continue any or all options or restricted stock awards outstanding under the plan or may substitute similar options or restricted stock awards for those outstanding under the plan. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding options or restricted stock awards or substitute similar options or restricted stock awards for such outstanding options or restricted stock awards, then with respect to options or restricted stock awards that have not been assumed, continued or substituted, the Administrator may:

•

cancel all outstanding options or restricted stock awards, and terminate the plan, effective as of the consummation of such Corporate Transaction, provided that it will notify all participants of the proposed Corporate Transaction so that each such participant will be given an opportunity to exercise the then exercisable portion of such options or restricted stock awards prior to the cancellation thereof, and provided that the Company exercises its repurchase option with respect to outstanding stock awards, to the extent such right has not lapsed; or

•

deem the vesting of all or a portion of options or restricted stock awards that have not been assumed, continued or substituted prior to the closing accelerated in full, and any reacquisition or repurchase rights held by the Company with respect to such options or restricted stock awards shall lapse.

Transfer and Other Restrictions

Awards generally are not transferable other than by will or the laws of intestate succession or as may otherwise be permitted by the Administrator, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and/or performance period has expired and until all conditions to vesting the award have been met. As a condition to the issuance or transfer of common stock or the grant of any other plan benefit, we may require a participant or other person to become a party to an agreement imposing such conditions or restrictions as we may require.

Termination and Amendment

The Administrator may amend, alter, or terminate the plan at any time, subject to stockholder approval in certain instances and provided that rights under then outstanding awards may not be impaired by an amendment without participant consent. Our Administrator may also amend, alter, or terminate any award, although participant consent may be required.

Certain Federal Income Tax Consequences

The following generally describes the principal federal (and not state and local) income tax consequences of awards granted under the plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. The provisions of the Code, and related regulations and other guidance are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options

The grant and exercise of an incentive stock option generally will not result in taxable “compensation” income to the participant if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee of the Company from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the option over the option price generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may incur federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

The Company generally is not entitled to a deduction upon the exercise of an incentive option unless the employee recognizes compensation income as described below. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized exceeds the option price. This amount will be treated as capital gain or loss.

If the holding period requirements described above are not met, the participant will have compensation income in the year of disposition to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. The Company generally is entitled to deduct as compensation the amount of compensation income realized by the participant, subject to a limitation on the deduction of compensation paid to any of certain specified officers in excess of $1 million in any year if the plan or the option grant fails to meet certain requirements. Adoption of this Proposal No. 3 will enable the plan to meet one of the requirements under Section 162(m) of the Code for tax deductibility of compensation income from the exercise of stock options granted under the plan to certain of the Company’s executive officers, even if their compensation should exceed $1 million in a year.

Pursuant to the Code and the terms of the plan, in no event can there first become exercisable by a participant in any one calendar year incentive stock options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the plan exceeds this limitation, it will be treated as a nonqualified option.

Nonqualified Options

The grant of a nonqualified option is a non-taxable event. However, upon exercise the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable compensation income to the participant on the date of exercise, which compensation is subject to income and employment tax withholding. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant, subject to a limitation on the deduction of compensation paid to any of certain specified officers in excess of $1 million in any year if the plan or the option grant fails to meet certain requirements. Adoption of this Proposal No. 3 will enable the plan to meet one of the requirements under Section 162(m) of the Code for tax deductibility of compensation income from the exercise of stock options granted under the plan to certain of the Company’s executive officers, even if their compensation should exceed $1 million in a year.

Stock Bonus Awards and Restricted Stock Awards

Upon the grant of stock bonus awards that are fully vested at time of grant, the fair market value of the shares subject to such awards at such date, less cash or other consideration paid (if any), will be taxed to the participant as compensation income. The grant of stock bonus awards with vesting requirements and restricted stock awards will not result in taxable compensation income to the participant or a tax deduction to the Company at the time of grant. In the year that the stock bonus or restricted stock becomes vested and is no longer subject to a substantial risk of forfeiture, the fair market value of such shares at such date, less cash or other consideration paid (if any), will be taxed to the participant as compensation income. However, the participant may elect under Code Section 83(b) to include in his ordinary income at the time the stock bonus or restricted stock is granted, the fair market value of such shares at such time, less any amount paid for the shares. The Company generally will be entitled to a corresponding tax deduction at the time the value of the shares is included in the participant’s compensation income, subject to a limitation on the deduction of compensation paid to any of certain specified officers in excess of $1 million in any year.

Section 409A of the Internal Revenue Code of 1986

Section 409A of the Code imposes certain requirements on deferred compensation. The Company intends for the plan to comply with the requirements of Section 409A of the Code including related regulations and guidance, where applicable and to the extent practicable. If, however, Section 409A of the Code is deemed to apply to an award, and the plan and award do not satisfy the requirements of Section 409A of the Code during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Section 409A of the Code to the extent that the award is not subject to a substantial risk of forfeiture. The participant may be subject to additional tax liabilities under Section 409A of the Code (40% combined federal and California) on all amounts includible in income and may also be subject to interest charges if the 409A violation is discovered in a later tax year.

Plan Benefits

The Administrator in its sole discretion will determine the number and types of awards that will be granted under the plan. Therefore, other than as disclosed below, it is not possible to determine at this time all the benefits or amounts that will be received by eligible participants if the EIP Amendments are approved by our stockholders.

Name and Position	Stock Options (1)		Dollar Value $ (2)
Frank L. Jaksch, Jr. Chief Executive Officer and President	3,075,000	(3)	$—
Thomas C. Varvaro Chief Financial Officer, Treasurer and Secretary	1,628,500	(4)	$—
Executive Group	4,703,500		$—
Non-Executive Director Group	1,729,000		$—
Non-Executive Officer Employee Group	1,606,016		$—

(1)	Market-priced options that have a ten-year term. The vesting periods are not determinable.

(2)	The dollar value of these grants, which are to be awarded in the future, is not determinable at this time nor can the expected aggregate grant date fair value of stock option awards based on the fiscal year ended January 2, 2010 be calculated because vesting and expiration dates must both be known to value using the Black-Scholes model. See Note 8 of the ChromaDex Corporation Consolidated Financial Report included in our Annual Report on Form 10-K for the year ended January 2, 2010 for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.
(3)	800,000 are to be awarded pursuant to Mr. Jaksch’s Amended and Restated Employment Agreement and 2,275,000 are to be awarded within 60 days of the consummation of the transactions contemplated by the Private Placement discussed in Proposal No. 2.
(4)	400,000 are to be awarded pursuant to Mr. Varvaro’s Amended and Restated Employment Agreement and 1,228,500 are to be awarded within 60 days of the consummation of the transactions contemplated by the Private Placement discussed in Proposal No. 2.

Vote Required and Recommendation of the Board of Directors

Proposal No. 3 requires the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote. The approval of this proposal is necessary to satisfy a condition to the Subscription Agreement described in Proposal No. 2. The Company intends to implement the EIP Amendments if approved by our stockholders, even if the transactions contemplated under the Subscription Agreement are not consummated.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE EIP AMENDMENTS.

PROPOSAL NO. 4:

RATIFICATION OF MCGLADREY & PULLEN LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen LLP (“McGladrey & Pullen”) has been engaged by the Audit Committee to act in such capacity for the fiscal year ending January 1, 2011. Although it is not required to do so, the Board of Directors is asking the Company’s stockholders to ratify the Audit Committee’s selection of McGladrey & Pullen. If the Company’s stockholders do not ratify the selection of McGladrey & Pullen, another independent registered public accounting firm will be considered by the Audit Committee. Even if the selection is ratified by stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of McGladrey & Pullen are expected to be available via telephone for, but not present at, the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

During each of the two fiscal years ending January 2, 2010 and January 3, 2009, McGladrey & Pullen was the Company’s independent registered public accounting firm. There were no disagreements between the Company and McGladrey & Pullen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused McGladrey & Pullen to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years. There were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K during either of the Company’s fiscal years ending January 2, 2010 and January 3, 2009. During these fiscal years, the Company did not consult with McGladrey & Pullen regarding (1) the application of accounting principles to any transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on our financial statements; or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

During the period covering the fiscal years ended January 2, 2010 and January 3, 2009, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services:

Description	2009	2008
Audit Fees (1)	$119,000	$170,000
Audit-Related Fees (2)	$0	$18,000
Tax Fees (3)	$22,000	$20,000
All Other Fees	$—	$—

(1)	Audit fees consist of fees for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports.
(2)	Audit-related fees include costs incurred for reviews of registration statements and review of the Company’s SOX 404 project.
(3)	Tax fees consist of fees for the preparation of federal and state income tax returns and other matters.

Policy for Pre-Approval of Independent Auditor Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting and entitled to vote is necessary to ratify the appointment of McGladrey & Pullen as the Company’s independent registered public accounting firm for present fiscal year.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF MCGLADREY & PULLEN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 1, 2011.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of such reports. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% stockholders were met during the year ended January 2, 2010 except as follows: Frank L. Jaksch Jr. was late in filing one report for one transaction; Thomas C. Varvaro was late in filing one report for one transaction; Stephen Block was late in filing one report for one transaction; Reid Dabney was late in filing one report for one transaction; Hugh Dunkerley was late in filing one report for one transaction; Mark Germain was late in filing one report for one transaction and Kevin Jaksch was late in filing one report for one transaction.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K filed with the SEC for the year ended January 2, 2010 accompanies this notice of annual meeting and proxy statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material. Additional copies of the Annual Report on Form 10-K for the fiscal year ended January 2, 2010, will be provided, without charge, upon the written request of any stockholder. This request should be directed to ChromaDex Corporation, 10005 Muirlands Blvd., Suite G, Irvine, California 92618 ; Attn: Chief Financial Officer. Our latest quarterly report on Form 10-Q is available from our Chief Financial Officer at the foregoing address. Our Annual Report on Form 10-K and our other periodic filings are available on the SEC’s website at www.sec.gov as well as through our Company’s website at www.chromadex.com under “Investor Relations, SEC Filings.”

Stockholder Proposals

In accordance with SEC rules, if a stockholder wishes to have a proposal printed in the proxy statement to be used in connection with our next annual meeting of stockholders, such proposal must be received by Thomas C. Varvaro, Secretary, at the address above prior to January 7, 2011 in order to be included in our proxy statement and form of proxy relating to that meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on March 23, 2011 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior the close of business on March 23, 2011.

In addition, stockholders may present proposals, which are proper subjects for consideration at an Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in our Bylaws. Our Bylaws require that, for other business to be properly brought before an annual meeting by a stockholder, we must have received written notice thereof not less than 60 nor more than 90 days prior to the annual meeting (or, if less than 70 days notice or other public disclosure of the date of the annual meeting is given, not later than 10 days after the earlier of the date notice was mailed or public disclosure of the date was made). The notice must set forth (a) a brief description of the business proposed to be brought before the annual meeting, (b) the stockholder’s name and address, (c) the number of shares beneficially owned by such stockholder as of the date of the stockholder’s notice, and (d) any financial interest of such stockholder in the proposal. Similar information is required with respect to any other stockholder, known by the stockholder giving notice, supporting the proposal. Any proposals we do not receive in accordance with the above standards may not be presented at the 2011 Annual Meeting of stockholders.

If the proposal includes the nomination of a person to become a director, the nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in our bylaws. In addition, the notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent under Rule 10A-3 under the Exchange Act, or, alternatively, a statement that the recommended candidate would not be independent. A nomination which does not comply with the above requirements will not be considered.

OTHER BUSINESS

The Board knows of no other matters that are likely to come before the meeting. If any such matters should properly come before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Thomas C. Varvaro

Chief Financial Officer and Secretary

May 5, 2010

APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHROMADEX CORPORATION

ChromaDex Corporation, a corporation organized and existing under the laws and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”).

DOES HEREBY CERTIFY:

1. The name of the Corporation is ChromaDex Corporation.

2. The Corporation was originally incorporated under the name Cody Resources, Inc. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 19, 2008 (the “Initial Certificate”). The date of the filing of the name change to ChromaDex Corporation with the Secretary of State of the State of Delaware was June 20, 2008 (together with the Initial Certificate, the “Original Certificate of Incorporation”).

3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and holders of a majority of shares entitled to vote thereon pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4. The Original Certificate of Incorporation, shall be amended and restated in its entirety to read as follows:

I.

The name of this corporation is ChromaDex Corporation.

II.

The address, including street, number, city and country, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Trust Company.

III.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

The Corporation is authorized to issue one class of stock, which shall be designated as “Common Stock”. The total number of shares of Common Stock the Corporation is authorized to issue is One Hundred Fifty Million (150,000,000) with a par value of $.001 per share.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

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V.

The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

VI.

The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

VII.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

VIII.

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same exists or as may hereafter be amended and supplemented from time to time, indemnify any and all directors and officers whom it shall have the power to indemnify under said Section 145 from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person. To the fullest extent permitted by Delaware law, as it may be amended from time to time, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

IX.

The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, ChromaDex Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by                     , its                     this     day of             , 2010.

CHROMADEX CORPORATION

By:

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APPENDIX B

CHROMADEX CORPORATION

SECOND AMENDED AND RESTATED

2007 EQUITY INCENTIVE PLAN

Adopted March 13, 2007

Approved By Shareholders April 5, 2007

Termination Date: March 13, 2017

Amended and Restated: February 11, 2008 and May 12, 2008

Amended: May 20, 2010

1. PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards. The purpose of this Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c) General Purpose. The Company, by means of this Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

(a) “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof; provided, however, that the administration of Stock Awards with respect to any Participant who is subject to Section 16 of the Exchange Act may only be administered by a committee of Independent Directors (as defined in Section 2(s)).

(b) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” has the meaning given to that term in Section 11(a).

(e) “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (or similar transaction), if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization (or similar transaction) is Owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(iii) the consummation of a sale, transfer or other disposition of all or substantially all of the Company’s assets.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company or creating a holding company that will be Owned in substantially the same proportions by the persons or entities who held the Company’s securities immediately before such transaction.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan or specific portions thereof.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means ChromaDex Corporation, a Delaware corporation.

(j) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. The term “Consultant” shall not include Directors who are not compensated by the Company for services as Directors, and the payment of a director’s fee by the Company to a Director for his or her services as a Director shall not cause such Director to be considered a “Consultant” for purposes of this Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant for an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:.

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Director” means a member of the Board of Directors of the Company or an Affiliate of the Company.

(n) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Over-the-Counter Bulletin Board (“OTCBB”) market, the Nasdaq Global Market or Nasdaq Global Select Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a share of Common Stock shall be the average of the highest and the lowest trading prices for such stock on the date of grant of the Award. If no sales were reported on such date of grant of the Award, the Fair Market Value of a share of Common Stock shall be the average of the highest and lowest trading prices for such stock on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

(r) “Fiscal Year” means a fiscal year of the Company.

(s) “Independent Directors” means a Non-Employee Director who is (i) a “non-employee director” within the meaning of Section 16b-3 of the Exchange Act, (ii) “independent” as determined under the rules or regulations of any applicable securities market, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Non-Employee Director” means a Director who is not employed by the Company or an Affiliate.

(w) “Officer” means any person designated by the Company as an officer.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of this Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Own,” “Owned,” “Owner,” “Ownership” A person or entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb) “Participant” means a person to whom a Stock Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc) “Plan” means this Second Amended and Restated ChromaDex Corporation 2007 Equity Incentive Plan, as amended.

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Stock Award” means any right granted under this Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(ff) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan.

(gg) “Ten Percent Shareholder” means a person or entity who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

(a) The Administrator. The Administrator, if not the Board, shall be appointed by the Board from time to time.

(b) Powers of the Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of this Plan:

(i) To determine from time to time which of the persons eligible under this Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret this Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective.

(iii) To amend this Plan or a Stock Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of this Plan.

(c) Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THIS PLAN.

(a) Share Reserve. Subject to the provisions of Section 11 relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed 20% of the shares of Common Stock issued and outstanding, as determined on a fully diluted basis, on any date during the Plan Term, as determined in accordance with Section 13(a). No more than eight million (8,000,000) shares of Common Stock may be subject to Incentive Stock Options granted under this Plan.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under this Plan.

(c) Source of Shares. The shares of Common Stock subject to this Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the per-share exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, consistent with the provisions of this Plan. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the per-share exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The per-share exercise price of each Nonstatutory Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock subject to the Option on the date the Option is granted.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Administrator at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (A) by delivery to the Company of other Common Stock or (B) in any other form of legal consideration that may be acceptable to the Administrator.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days unless such termination is for cause (as such term is defined in an individual written employment agreement between the Company or any Affiliate and the Participant, and, in the absence of such an individual agreement, as determined by the Administrator), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of the Optionholder’s Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.

7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, consistent with the provisions of this Plan. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of the Participant’s Continuous Service under the terms of the stock bonus agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, consistent with the provisions of this Plan. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The per-share purchase price, if any, under each restricted stock purchase agreement shall be such amount as the Administrator shall determine and designate in such restricted stock purchase agreement.

(ii) Consideration. The purchase price, if any, of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion.

(iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of the Participant’s Continuous Service under the terms of the restricted stock purchase agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8. COVENANTS OF THE COMPANY.

During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

9. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with this Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in this Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee at any time, with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of an Option Agreement.

(e) Annual Limitation on Stock Awards. No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 4,000,000 shares of Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company Owned and unencumbered shares of Common Stock.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in or other event occurs with respect to the Common Stock subject to this Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) (each, a “Capitalization Adjustment”), this Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to this Plan pursuant to Section 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar awards for Stock Awards outstanding under this Plan (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar options for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, the Administrator may:

(i) (A) cancel all outstanding Stock Awards, and terminate this Plan, effective as of the consummation of such transaction (the “Closing”), provided that it will notify all Participants holding outstanding Stock Awards that would otherwise be exercisable as of the Closing of the proposed Corporate Transaction a reasonable period of time prior to the Closing so that each such Participant will be given an opportunity to exercise the then exercisable portion of such Stock Awards prior to the cancellation thereof, and (B) exercise the Company’s repurchase option with respect to outstanding Stock Awards, to the extent such right has not lapsed; or

(ii) at the Administrator’s discretion, deem the vesting of all or a portion of Stock Awards that have not been assumed, continued or substituted prior to the Closing (and, if applicable, the time at which such Stock Awards may be exercised) accelerated in full (contingent upon the effectiveness of the Corporate Transaction) to a date prior to the Closing as the Administrator shall determine (or, if the Administrator shall not determine such a date, to the date that is five (5) days prior to the Closing), and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards (contingent upon the effectiveness of the Corporate Transaction) shall lapse.

With respect to any other Stock Awards outstanding under this Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change in Control. In the event of a Change in Control, a Stock Award held by any Participant may be subject to acceleration of vesting and exercisability upon or after such events as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12. AMENDMENT OF THIS PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Administrator at any time, and from time to time, may amend this Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

(b) Shareholder Approval. The Administrator may, in its sole discretion, submit any other amendment to this Plan for shareholder approval.

(c) Contemplated Amendments. It is expressly contemplated that the Administrator may amend this Plan in any respect the Administrator deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring this Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13. TERMINATION OR SUSPENSION OF THIS PLAN.

(a) Plan Term. The Administrator may suspend or terminate this Plan at any time. Unless sooner terminated, this Plan shall terminate on the day before the tenth (10th) anniversary of the date this Plan is adopted by the Administrator or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under this Plan while this Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of this Plan shall not impair rights and obligations under any Stock Award granted while this Plan is in effect except with the written consent of the Participant.

14. EFFECTIVE DATE OF PLAN.

This Plan shall become effective as determined by the Administrator, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until this Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Administrator.

15. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan and any Stock Award granted hereunder, without regard to such state’s conflict of laws rules.

CHROMADEX CORPORATION

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of ChromaDex Corporation (the “Company”) hereby revokes all previously granted proxies and appoints each of Frank L. Jaksch, Jr. and Thomas C. Varvaro as their attorneys, agents and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as the undersigned has designated, all the shares of common stock of the undersigned at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at the offices of ChromaDex, Inc., 10005 Muirlands Boulevard, Suite G, First Floor, Irvine, CA 92618, at 9:00 a.m., local time on May 20, 2010, and at any and all postponements or adjournments thereof.

1.	Election of Directors

☐ FOR ALL	☐ FOR ALL EXCEPT*[ ]	☐ WITHHOLD AUTHORITY FOR ALL

01 Frank L. Jaksch, Jr.	02 Thomas C. Varvaro	03 Stephen Block	04 Reid Dabney
05 Hugh Dunkerley	06 Mark S. Germain	07 Kevin M. Jaksch

NOTE: To withhold authority to vote for any individual, mark the FOR ALL EXCEPT box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing individuals is withheld, this proxy will be deemed to confer authority to vote for every individual whose number is not so listed.

2.	Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 150,000,000 shares (the “Charter Amendment”)

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Amendments to the Second Amended and Restated 2007 Equity Incentive Plan to, among other revisions, increase the number of shares of the common stock reserved for issuance to 20% of the shares of common stock issued and outstanding (the “EIP Amendments”)

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Ratification of McGladrey & Pullen LLP As Independent Registered Public Accounting Firm

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.     In accordance with the discretion of the proxy as to all other business as may come before the meeting. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS, INCLUDING THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 1 ABOVE, THE CHARTER AMENDMENT, THE EIP AMENDMENTS, AND THE RATIFICATION OF THE INDEPENDENT ACCOUNTING FIRM.

This Proxy revokes any proxy to vote such shares at the Annual Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

DATED: , 2010
(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO THE ISLAND STOCK TRANSFER, C/O ROBERT THOMPSON AT 100 SECOND AVENUE SOUTH, SUITE 705-S, ST. PETERSBURG, FL 33701.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2010. The proxy statement and annual report to security holders are available at http://www.chromadex.com/ir/proxy2010.pdf.